EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 23, 2022, relating to the consolidated financial statements of Monopar Therapeutics Inc., which appears in the Annual Report on Form 10-K of Monopar Therapeutics Inc., for the year ended December 31, 2021. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ BPM LLP

Walnut Creek, California

December 21, 2022